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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Vanstar Corporation

We consent to the incorporation by reference in the Registration Statement
(Form S-8) pertaining to the Vanstar Corporation Option Agreement with John Schertell dated July 3, 1991 of our reports dated June 10, 1996, with respect to the consolidated financial statements of Vanstar Corporation included in its Annual Report (Form 10-K) for the year ended April 30, 1996 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

                                                     ERNST & YOUNG LLP

San Jose, California
September 3, 1996